UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 15, 2007

PERFORMANCE HEALTH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52647	841474432
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

427 Riverview Plaza, Trenton, NJ	08611
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code:    (609) 656-0800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02    Unregistered Sales of Equity Securities.

As previously reported, on August 15, 2007, the Company sold $77,200 of equity units (“2007 F Units”) in a private placement and on September 4, 2007 the Company sold $108,500 F Units.   On September 28, 2007, the Company sold $178,000 of 2007 F Units in a private placement.  Each 2007 F Unit consists of an unsecured convertible promissory note in the principal amount of $1,000 (the “2007 F Notes”) and 4,000 warrants (the “Warrants”) to purchase one share of Company common stock. The 2007 F Notes bear interest at 10% per annum and will mature one year from the date of issuance (the “Maturity Date”). The 2007 F Notes are convertible into shares of Company common stock at a price equal to the lesser of (i) $0.75 or (ii) 70% of the average of the closing bid price for our common stock for the 20 days preceding the Conversion Notice, as reported by the exchange on which our common stock is then traded but in any event not less than $0.30 (the “Conversion Price”). The 2007 F Notes may be redeemed by the Company, upon ten trading days prior notice, during which time the Noteholder may convert the 2007 F Notes into Company common stock.  If the 2007 F Notes have not been redeemed or converted as of the Maturity Date, the principal and interest due thereunder will be paid by the Company in shares of our common stock valued at the then applicable Conversion Price.  The exercise price is $0.75 for 2,000 of the Warrants and $1.50 per share for the remaining 2,000 Warrants. The Warrants will be exercisable for a period of five years from the date of issuance. The shares issuable upon conversion of the Notes and exercise of the Warrants have piggyback registration rights.  There is no penalty provision in the event we do not register such shares.  This issuance was exempt from registration requirements pursuant to Regulation D.

For the $77,200 of 2007 F Units sold on August 15, 2007, the total offering price and the total commissions paid to broker-dealers were $77,200 and $13,124, respectively. Broker-dealer commissions consisted of:

•	a commission of 12% of the gross offering proceeds raised by the broker-dealer;
•	a non-accountable expense allowance of 5% of the gross offering proceeds raised by the broker-dealer; and
•
five year warrants to purchase 25,734 shares of common stock with an exercise piece of $0.30 per share [based on a formula of warrants equal to the number of shares of Company common stock as equals 10% of the number of shares of common stock that would be issuable to investors in the offering assuming conversion of the 2007 F Notes at the closing date, with an exercise price equal to 100% of the assumed conversion price of the 2007 F Notes on such date]

Such fees were deducted from offering proceeds to the extent applicable.

For the $108,500 of 2007 F Units sold on September 4, 2007, the total offering price and the total commissions paid to broker-dealers were $108,500 and $18,445, respectively. Broker-dealer commissions consisted of:

•	a commission of 12% of the gross offering proceeds raised by the broker-dealer;
•	a non-accountable expense allowance of 5% of the gross offering proceeds raised by the broker-dealer; and
•
five year warrants to purchase 36,167 shares of common stock with an exercise piece of $0.30 per share [based on a formula of warrants equal to the number of shares of Company common stock as equals 10% of the number of shares of common stock that would be issuable to investors in the offering assuming conversion of the 2007 F Notes at the closing date, with an exercise price equal to 100% of the assumed conversion price of the 2007 F Notes on such date]

For the $178,000 of 2007 F Units sold on September 28, 2007, the total offering price and the total commissions paid to broker-dealers were $178,000 and $30,260, respectively.

Broker-dealer commissions consisted of:

•	a commission of 12% of the gross offering proceeds raised by the broker-dealer;
•	a non-accountable expense allowance of 5% of the gross offering proceeds raised by the broker-dealer; and
•
five year warrants to purchase 59,334 shares of common stock with an exercise piece of $0.30 per share [based on a formula of warrants equal to the number of shares of Company common stock as equals 10% of the number of shares of common stock that would be issuable to investors in the offering assuming conversion of the 2007 F Notes at the closing date, with an exercise price equal to 100% of the assumed conversion price of the 2007 F Notes on such date]

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

10.99	Form of Subscription Agreement and Investor Questionnaire entered into in 2007 F private placement (1)

10.100	Form of 10% Convertible Note issued in 2007 F private placement (1)

10.101	Form of $0.75 Warrant issued in 2007 F private placement (1)

10.102	Form of $1.50 Warrant issued to 2007 F Convertible Note investors (1)

10.103	Form of Warrant issued to Dawson James Securities as compensation under placement agreement dated July 2, 2007 (1)

(1)	Filed as an exhibit to the Registration Statement Amendment No. 3 on Form 10-SB filed with the SEC on September 27, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

PERFORMANCE HEALTH TECHNOLOGIES, INC.
(Registrant)

Date: October 4, 2007	By:	/s/ Robert D. Prunetti
Robert D. Prunetti
President and Chief Executive Officer